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                                                                 Exhibit 10.10.1


                               AMENDMENT NUMBER 1

                                MCGRATH RENTCORP

                          EMPLOYEE STOCK OWNERSHIP PLAN

         Pursuant to and in accordance with the provisions of Section 19 of the McGrath Rentcorp Employee Stock Ownership Plan, the Board of Directors of McGrath Rentcorp does hereby amend said Plan as follows:

Section 2:   This Section is amended to add the following definition:

             "MONTH OF SERVICE

                  "For purposes of the definition of Units, a Participant shall be credited with a Month of Service for each calendar month during the Plan Year in which the Participant is credited with at least one Hour of Service."

Subsection 14(h): This Subsection is amended by deleting the phrase "after January 1, 1993" and replacing it with the phrase "on or after January 1, 1993."

Subsection 21(c): This Subsection is amended in its entirety to read as follows:

               "(c)  Minimum Benefits.

                     "With respect to any Plan Year, if as of the relevant Determination Date, this Plan is deemed to be a Top Heavy Plan or part of a Top Heavy Group, Employer Contributions and Forfeitures for such Plan Year for each Participant who is not a Key Employee shall be not less than three percent (3%) of each Participant's Total Compensation until such time as this Plan is no longer deemed to be top heavy. Notwithstanding the foregoing, such percentage for any such Plan Year shall not exceed the highest percentage at which Contributions and Forfeitures are made for such Plan Year for any Key Employee, as determined by dividing the Contribution for such Key Employee by so much of such Key Employee's Total Compensation (including any salary deferrals) for the Plan Year as does not exceed $200,000 (or $150,000 for Plan Years beginning on or after January 1, 1994). Elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Section 416(c)(2). However, elective contributions on behalf of Employees other than Key Employees may not be treated as Employer contributions for purposes of the minimum contribution or benefit requirement of Section 416 of the Code.

                     "Amounts paid by the Company under the Federal Insurance Contributions Act or under the Social Security Act may not be taken into account for purposes of providing the required minimum benefits to Participants who are not Key Employees.

                     "For purposes of this Subsection (c), the term `Participant' shall refer to any Employee who has not separated from service at the end of the Plan Year, including Employees who have failed to complete 1,000 Hours of Service, and any Employees who have been excluded because their compensation is less than a stated amount but who must nevertheless be considered Participants in order to satisfy the coverage requirements of Section 410(b) of the Code."

         This Amendment to said Plan shall be effective as of January 1, 1989.

                                        MCGRATH RENTCORP

Date:  July 2, 1996                     By  /s/ DENNIS C. KAKURES
                                            -----------------------------
                                            Dennis C. Kakures, President

(SEAL)                                  By  /s/ DELIGHT SAXTON
                                            -----------------------------
                                            Delight Saxton, Secretary